UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 15, 2013 (March 20, 2013)

CORONUS SOLAR INC.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On March 20, 2013, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Master Services Agreement with Belectric, Inc. (“Belectric”), which allows Belectric to perform Conditional Use Permit ("CUP") application pre-engineering services for Coronus projects Adelanto West, Apple Valley East, 29-Palms North, Yucca Valley East, and Joshua Tree East. The services to be performed for each project are limited to, and may include, ALTA/ Topographical surveys, Geotechnical reports, Water Quality Management Plans, and Hydrology studies. The services shall be completed within approximately eight weeks. In respect of invoicing and payment, Belectric shall submit its standard monthly invoice describing the services performed and expenses incurred during the preceding month. Coronus shall make payment of all undisputed portions within thirty calendar days from the date of the invoice. We estimate the services will cost approximately $30,000 to $35,000 per project.

The close of escrow for the Vacant Land Purchase Agreement (the “29-Palms Morongo Agreement”), entered into by our wholly-owned subsidiary, Coronus 29-Palms Morongo LLC, as reported in our Form 8-K filed with the SEC on October 29, 2012, and January 7 and February 13, 2013, has been extended. Additionally, the time allotted for board of director approval has also been extended. Effective March 24, 2013, under the 29-Palms Morongo Agreement, the close of escrow has been extended to April 30, 2013, and the 29-Palms Morongo Agreement is now subject to Coronus 29-Palms Morongo LLC’s board of director approval on or before April 15, 2013. We sought the extension because we require additional time to determine whether the property will be suitable for a solar photovoltaic development under the California Public Utilities Commission’s feed-in tariff program for small generators.

On March 28, 2013, Coronus entered into a Vacant Land Purchase Agreement (the “Yucca Valley East Agreement #2”). Under the Yucca Valley East Agreement #2, Coronus agrees to acquire a 20 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, from Peter and Ann Wellington. The purchase price is $100,000. Close of escrow is October 31, 2013. Coronus deposited $10,000 into escrow and agrees to deposit an additional $90,000 within sufficient time to close escrow. This parcel is adjacent to the 34.07 acre parcel of vacant land Coronus acquired from Peter and Ann Wellington on October 9, 2011, which Coronus is presently developing as “Yucca Valley East”. The Yucca Valley East Agreement #2 is subject to Coronus receiving permit approval for its solar PV projects from the County.

On August 28, 2010, Coronus entered into a Vacant Land Purchase Agreement (“the “Twentynine Palms East Agreement”) to acquire a 30 acre parcel of vacant land, situated east of Twentynine Palms, in the County of San Bernardino, California. As reported in our Form 8-K filed with the SEC on January 27, 2011, Coronus paid the purchase price of $32,000, in cash, on January 24, 2011. On March 29, 2013, Coronus transferred 100% ownership of the parcel to us, in return for us reducing the debt Coronus owed us by $32,000. Throughout Coronus' ownership of this parcel, we opted not to pursue interconnection agreements for solar PV power systems sited on this parcel, and we will continue with this position. Based on the feedback we received from Southern California Edison’s field engineers, the anticipated network upgrade costs to accommodate the systems are currently prohibitive.

On April 11, 2013, the parties extended the Maturity Date under the Loan we entered into with Clean Focus on December 20, 2012. We first reported the Loan in our Form 8-K filed with the SEC on January 7, 2013. Originally, the Note was due on the earlier of i) 31 days after the total Advances equal

$4,000,000.00 or ii) July 1, 2013. Effective April 11, 2013, the Note is now due on the earlier of i) the execution of a stock purchase agreement where we transfer 100% ownership of Coronus and the Project Companies to Clean Focus or designee, ii) 31 days after the total Advances equal $4,000,000.00 or iii) July 15, 2013.

ITEM 1.02           TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to an agreement of purchase and sale, dated March 31, 2011, and amended as of August 15, 2012 (the “Amended Solar Power Systems Agreement”), by and among us, Coronus, and Belectric, Coronus agreed to purchase from Belectric certain utility-scale, solar power systems. We reported the Amended Solar Power Systems Agreement in our Form 8-K’s filed with the SEC on April 4, 2011 and August 17, 2012. On March 27, 2013, pursuant to a Mutual Release and Termination Agreement, the parties terminated and released each other from any and all claims that may have arisen under (or in connection with) the Amended Solar Power Systems Agreement. But for Section 2.3 of the Amended Solar Power Systems Agreement, Non-Refundability of Payment Shares, the Amended Solar Power Systems Agreement, together with any and all addenda thereto or amendments thereof, was hereby terminated, and of no further force or effect. Pursuant to Section 2.3 of the Amended Solar Power Systems Agreement, Non-Refundability of Payment Shares, ownership of the 1,097,400 of the Original Payment Shares currently owned and held by Belectric survived the execution of the Mutual Release and Termination Agreement, and are continued to be owned and held by Belectric. As a consequence of the termination, on March 27, 2013, Coronus wrote off the balance of its construction in progress of $658,440, as the asset is no longer available to Coronus.

As reported in our Form 8-K filed with the SEC on January 7, 2013, on January 7, 2013, Coronus completed the Vacant Land Purchase Agreement (the “Apple Valley East Re-Site Agreement”). Under the Apple Valley East Re-Site Agreement, Coronus acquired a 14.78 acre parcel of vacant land, situated east of Apple Valley, in the County of San Bernardino, California, from two sellers (the “Sellers”). The purchase price Coronus paid was $300,000. Coronus deposited $100,000, with the Sellers agreeing to carry back the balance amount of $200,000 for three months at 0% ($nil) interest (the “Installment Notes”). On April 3, 2013, Coronus paid out the balance amount of $200,000, retiring the Installment Notes.

ITEM 2.06           MATERIAL IMPAIRMENTS.

On termination of the Amended Solar Power Systems Agreement, as described above under Item 1.02, on March 27, 2013, Coronus wrote off the balance of its construction in progress of $658,440. The charge will not result in future cash expenditures.

ITEM 3.02           UNREGISTERED SALE OF EQUITY SECURITIES.

On March 28, 2013, Coronus conducted a share for debt settlement, issuing a 626,085/10,687,500 fractional common share of its common stock to us in consideration of us reducing the debt Coronus owed us by $626,085. Coronus now has one and 626,085/10,687,500 shares of common stock issued and outstanding. We valued the Coronus shares at a deemed value of $10,687,500 per share. We are a resident corporation of British Columbia, Canada. The foregoing fractional share was issued pursuant to an exemption from applicable prospectus requirements under section 2.8 “Affiliates” of National Instrument 45-106, Prospectus and Registration Exemptions, by reason of Coronus being a subsidiary of us. Further, the shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that all of the sales of the securities took place outside the United States of America with non-US persons.

ITEM 7.01           REGULATION FD DISCLOSURE.

As disclosed above under Item 1.01, we announced today Coronus’ entry into the Master Services Agreement with Belectric, the extension of the close of escrow and director approval for the 29-Palms Morongo Agreement, Coronus’ entry into the Yucca Valley East Agreement #2, Coronus’ transfer to us of the Twentynine Palms East parcel, and the extension of the Maturity Date under the Loan we entered into with Clean Focus on December 20, 2012. Additionally, as disclosed above under Item 1.02, we announced today Coronus’ termination of the Amended Solar Power Systems Agreement and the retirement of the Installment Notes in relation to the Apple Valley East Re-Site Agreement. Lastly, as disclosed above under Item 3.02, we announced today Coronus’ share for debt settlement with us.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of April, 2013.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors